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                                                            Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-40267, Form S-8 No. 333-43635, Form S-8 No. 333-43543, Form S-8
No. 333-43541, Form S-8 No. 333-43539, Form S-8 No. 222-43537, Form S-8 No.
333-67487, Form S-8 No. 333-92735, Form S-3 No. 333-85279, Form S-3 No.
333-88097 and Form S-3 No. 333-95841) of Casella Waste Systems, Inc. of our report dated March 30, 1999 (except for the second paragraph of Note 9 as to which the date is August 27, 1999, Note 2 as to which the date is August 30, 1999 and the first paragraph of Note 21, as to which the date is September 23, 1999) with respect to the consolidated financial statements of KTI Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this Current Report on Form 8-K/A of Casella Waste Systems, Inc. dated March 13, 2000.


                                                   /s/ Ernst & Young LLP


                                                   ERNST & YOUNG LLP



Hackensack, New Jersey
March 9, 2000